Atlas Financial Holdings Announces Acquisition Closing

Chicago, Illinois – January 2, 2013 – Atlas Financial Holdings, Inc. (TSX.V: AFH) (“Atlas” or the “Company”)
announced today that it closed the acquisition of Camelot Services, Inc. and its sole insurance subsidiary, Gateway Insurance Company (“Gateway”), pursuant to the terms of the definitive agreement which was previously announced on October 24, 2012.

Scott D. Wollney, President & CEO of Atlas commented “We are excited about the experience and additional strong brand that Gateway, its team and agents bring to the Atlas platform.”

The terms of this transaction are found in the Company’s public filings.

About Atlas Financial Holdings, Inc.
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, nonemergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company and American Service Insurance Company, Inc. Atlas’ insurance subsidiaries have decades of experience with a commitment to being an industry leader in these specialized areas of insurance.

Forward-looking Statements
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses.
Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Companies, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2011 . No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:
At the Company                            Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney, CEO                            Adam Prior, Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com
www.atlas-fin.com                            www.theequitygroup.com

Terry Downs, AE
212-836-9615
tdowns@equityny.com
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